                                                                    EXHIBIT 99.1

               [SOVEREIGN SPECIALTY CHEMICALS LETTERHEAD]


               FOR FURTHER INFORMATION,
               CONTACT:         Terry D. Smith
                                Sovereign Specialty Chemicals, Inc.
                                (312) 223-7972


                          SOVEREIGN SPECIALTY CHEMICALS REPORTS
                     OPERATING RESULTS FOR THE SECOND QUARTER OF 2003


               CHICAGO, IL, July 31, 2003 -- Sovereign Specialty Chemicals, Inc. announced today its operating results for the three months ended June 30, 2003. Net sales were $92.6 million compared to $94.9 million for the three months ended June 30, 2002. Operating income was $9.1 million in the second quarter of 2003 compared to $9.7 million in the prior year. EBITDA (defined as operating income plus depreciation and amortization) on an as-reported basis was $11.3 million in the current quarter compared to $12.1 million in the three months ended June 30, 2002. The operating results for the three months ended June 30, 2003 and 2002 include the impact of costs not expected to occur in the future as detailed in the reconciliation on page 2 of this release. As adjusted for these costs, operating income was $9.6 million for the second quarter of 2003 compared to $9.7 million for 2002, while EBITDA was $11.8 million for the second quarter of 2003 compared to $12.1 million in 2002. Similarly, for the six months ended June 30, 2003, operating income was $16.8 million compared to $16.0 million for 2002, and EBITDA for the six months ended June 30, 2003 was $21.2 million compared to $20.9 million for 2002.

               In commenting on the results, Norman E. Wells, Jr., Sovereign's CEO stated: "Sovereign had a solid quarter despite the challenging market conditions we continue to face. We achieved top line growth in our Construction segment which was more than offset by continued weakness in a number of domestic end use markets in our Commercial segment. Nevertheless, sales were up 3.1% sequentially from $89.8 million in the first quarter of 2003 and are up for the six months ended June 30, 2003 to $182.4 million from $181.7 million in 2002." Mr. Wells further stated, "Although our overall performance through the first half of the year is marginally better than in 2002, we believe that our ongoing initiatives to enhance productivity and efficiency and to streamline key business processes will position the Company to capitalize on opportunities to improve performance as the domestic markets recover

               The company will host a conference call on August 1, 2003 at 10:00 a.m. (Chicago time) to discuss these results. Details for the conference call are as follows:
                        Dial-in:          (913) 981-5523, code 427884
                        Replay:           (719) 457-0820, code 427884
               The replay will be available until August 8, 2003.

Income Statement Summary
(Dollars in Millions)


                                                Three months ended June 30              Six months ended June 30
                                                --------------------------              ------------------------
                                                      (unaudited)                              (unaudited)
                                                      -----------                              -----------

                                                   2003             2002              2003            2002
                                                   ----             ----              ----            ----
    Net sales                                      $92.6   100.0%   $94.9    100.0%  $182.4   100.0%  181.7    100.0%
    Cost of goods sold                              66.7    72.0%    67.6     71.2%   132.2    72.5%  130.8     72.0%
                                                   -----   -----    -----    -----   ------   -----   -----    -----
    Gross profit                                    25.9    28.0%    27.3     28.8%    50.2    27.5%   50.9     28.0%
    Selling, general and administrative
    expenses                                        16.8    18.1%    17.6     18.5%    34.3    18.8%   35.3     19.4%
                                                   -----   -----    -----    -----   -----    -----   -----    -----
    Operating income                                 9.1     9.8%     9.7     10.2%    15.9    8.7%    15.6      8.6%
    Interest expense, net                           (6.5)   (7.0%)   (6.6)    (7.0%)  (12.8)   (7.0%) (13.0)    (7.2%)
                                                   -----   -----    -----    -----   ------   -----   -----    -----
    Income before income taxes and cumulative
       effect of change in accounting principle      2.6     2.8%     3.1      3.3%     3.1     1.7%    2.6      1.4%
    Income tax expense                               1.2     1.3%     1.4      1.5%     1.6     0.9%    1.2      0.7%
                                                   -----   -----    -----    -----   ------   -----   -----    -----
    Income before cumulative effect of change
       in accounting principle                       1.4     1.5%     1.7      1.8%     1.5     0.8%    1.4      0.8%
    Cumulative effect of change in accounting
       principle related to goodwill
       write-off, net of income tax benefit           --      --       --       --       --      --   (17.1)    (9.4%)
                                                   -----   -----    -----    -----   ------   -----   -----    -----
    Net income (loss)                              $ 1.4     1.5%   $ 1.7      1.8%  $  1.5     0.8%  (15.7)    (8.6%)
                                                   =====            =====            ======           =====



Selected Balance Sheet and Cash Flow
Information
(Dollars in Millions)

                                                       June 30,          Dec 31,      June 30,
                                                           2003             2002          2002
                                                           ----             ----          ----
                                                    (unaudited)                    (unaudited)
Cash and cash equivalents                                $  6.2           $ 14.1        $  4.4
Receivables                                                56.8             49.6          60.1
Inventories                                                31.8             28.2          36.3
Payables                                                   36.5             31.6          33.9
Total debt                                                222.6            223.8         235.5

                                                       Three months ended June 30         Six months ended June
                                                       ---------------------------        ----------------------
                                                                (unaudited)                 30 (unaudited)
                                                                -----------                 -- -----------
                                                           2003             2002          2003            2002
                                                           ----             ----          ----            ----
Depreciation and amortization                              $2.2             $2.4          $4.4            $4.9
Capital expenditures                                        2.7              1.9           4.6             2.5

Reconciliation from Net Income (loss) to
EBITDA, Adjusted EBITDA

(Dollars in Millions)                                    Three months ended June         Six months ended June
                                                         ------------------------        ----------------------
                                                              30 (unaudited)                 30 (unaudited)
                                                              --------------                 --------------
                                                           2003             2002          2003            2002
                                                           ----             ----          ----            ----
Net income (loss)                                         $ 1.4            $ 1.7         $ 1.5          ($15.7)
Cumulative effect of change in accounting                    --               --            --            17.1
principle, net of income tax benefit
Income tax expense                                          1.2              1.4           1.6             1.2
Interest expense                                            6.5              6.6          12.8            13.0
                                                          -----            -----         -----           -----
Operating Income                                          $ 9.1             $9.7         $15.9           $15.6
Depreciation and Amortization                               2.2              2.4           4.4             4.9
                                                          -----            -----         -----           -----
EBITDA                                                    $11.3            $12.1         $20.3           $20.5
Costs not expected to occur in the future:
        Plant closure, reorganization and other             0.5               --           0.9             0.4
                                                          -----            -----         -----           -----
Adjusted EBITDA                                           $11.8            $12.1         $21.2           $20.9

Adjusted EBITDA as a percentage of net sales               12.7%            12.8%         11.6%           11.5%

               Sovereign Specialty Chemicals, Inc. is a leading developer and supplier of high-performance specialty adhesives, coatings and sealants serving two primary business segments: Commercial and Construction. Since 1996, Sovereign has grown rapidly -- through the strategic acquisition of established niche leaders -- to become the largest privately owned adhesives manufacturer in the United States and one of the largest adhesives manufacturers in the world, public or private. Headquartered in Chicago, Illinois, USA, Sovereign comprises over 900 employees working in 20 manufacturing and sales facilities worldwide to support thousands of customers. In 2002, Sovereign's revenues were $361 million.

               Sovereign's controlling investor is AEA Investors Inc., one of the most experienced private equity investment firms in the world. AEA's group of investors includes a global network of important business leaders, family groups, endowment funds, and select institutions.

               EBITDA data is presented because we understand that such data are used by investors to determine our historical ability to service our indebtedness. Nevertheless, this measure should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. In addition, the EBITDA measure included in this press release may not be comparable to similarly titled measures reported by other companies.

               Any forward-looking statements made in this release involve potential risks and uncertainties and are based on management's beliefs, information currently available to management and a number of management assumptions concerning future events. Actual results may vary materially due to changes in sales volumes, raw material and energy costs, foreign currency exchange rates, global economic demand, selling prices, competitive pressures, and changes in technology. Additional factors that may cause our actual results to vary are detailed in Sovereign's filings with the SEC, including the Form 10-K for the year ended December 31, 2002 and exhibit 99.1 to that report